EXHIBIT 99.7

CONSENT OF PERSON NAMED AS ABOUT TO BECOME A TRUST MANAGER

     I have been designated to become a trust manager of PMC Commercial Trust (effective as of the closing of the merger that is the subject of the joint proxy statement/prospectus included in this registration statement on Form S-4). Pursuant to Rule 438 promulgated under the Securities Act of 1933, I hereby consent to being named in this Registration Statement in such capacity.

/s/ Fredric M. Rosemore

Fredric M. Rosemore

November 10, 2003